UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2010

SUSPECT DETECTION SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

150 West 56th Street, Suite 4005,  New York, NY 10019
 (Address of Principal Executive Offices, Zip Code)

(212) 977-4126
 (Registrant's Telephone Number, Including Area Code)

Not applicable
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 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entries into a Material Definitive Agreements and Exhibits

On June 16, 2011, the Suspect Detection Systems Inc. (“the Company”) entered into a Share Purchase Agreement with Isahyau (Sigi) Horowitz (“the Seller”), pursuant which the Company will purchase from the Seller, all his shares of SDS held by him on the date hereof, namely, 250,000 Ordinary Shares of the SDS (which represents 10.46% of the outstanding of SDS) in consideration of $ 75,000.

Section 5- Corporate Governance and Management

Item 5.02 Election of Directors at Suspect Detection Systems Ltd. (“SDS”)

Isahyau (Sigi) Horowitz, Member of the Board of SDS

On June 16, 2011 the Board of Directors of SDS appointed Isahyau (Sigi) Horowitz as a member of the Board of the Company. In consideration of the services to be performed by Isahyau (Sigi) Horowitz, he shall be granted 700,000 options of common stock of the Company, exercisable at $0.10 per share, from the stock option plan adopted by the Company. The options shall be vested at the rate of 29,167 options each calendar quarter for the next two years, commencing on June 16, 2011.

The foregoing description of the Share Purchase Agreement and the Letter of Grant of Options are qualified in their entirety by reference to such documents, copies which are attached as Exhibits 10.11 and 10.12 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSPECT DETECTION SYSTEMS INC.

By:	/s/ Ran Daniel
Name: Ran Daniel
Title: Chief Financial Officer

Date:  June 20, 2011

Item 1.01 Entries into a Material Definitive Agreements and Exhibits

Exhibit No.            Description

Exhibit 10.11          Share Purchase Agreement with Isahyau (Sigi) Horowitz

Exhibit 10.12          Letter of Grant of Options to Isahyau (Sigi) Horowitz